COMPX ANNOUNCES FAVORABLE RULING AGAINST HUMANSCALE IN THE EASTERN DISTRICT OF VIRGINIA

DALLAS, TEXAS . . . February 26, 2010 . . . CompX International Inc. (NYSE:  CIX) announced that it and its wholly-owned subsidiary, Waterloo Furniture Components Limited, prevailed in asserting two of their patents against Humanscale Corporation in the U.S. District Court for the Eastern District of Virginia.  The Jury found all of the asserted claims to be valid and infringed and awarded CompX over $19,000,000 in damages.

“Defending our intellectual property is critical to protecting our North American manufacturing facilities and to continue providing our valued customers with innovative technology and products,” said Corey Boland, President of the CompX Furniture Components unit.  He continued, “We are extremely pleased with the jury’s findings.”  CompX holds over 30 patents on its CompX ErgonomX® product line, which includes the keyboard support systems at issue in this case.

CompX is a leading manufacturer of security products, furniture components and performance marine components.

* * * * *